                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

January 23, 2003

Contact: John Breed
         Director, Media and Government Relations
         (713) 209-8835

          COOPER INDUSTRIES REPORTS EARNINGS OF $.62 PER SHARE FOR THE
                               2002 FOURTH QUARTER

      Company generates record free cash flow of $428 million for the year

         HOUSTON, TX, January 23, 2003 - Cooper Industries, Ltd. (NYSE:CBE) today reported net income for the fourth quarter 2002 of $57.6 million, or $.62 per share (diluted), before a nonrecurring after-tax charge. These earnings are consistent with the Company's previously stated projections and Wall Street consensus estimates for the quarter. The Company's quarterly free cash flow totaled $161 million, bringing free cash flow to a record $428 million for the full year 2002.

         Cooper's 2002 fourth-quarter net income of $57.6 million and per-share earnings of $.62 compare with 2001 fourth-quarter net income of $57.1 million, or $.60 cents per share, before nonrecurring charges, a favorable income tax settlement and a provision related to potential obligations for discontinued operations. Fourth-quarter 2002 revenues were $985.0 million, compared with $989.6 million for the fourth quarter 2001. Operating earnings before nonrecurring charges were $96.1 million in the 2002 fourth quarter, compared with $105.6 million before nonrecurring items for the same period in 2001.

The Company took a $29.8 million, or $.32 per share, nonrecurring after-tax charge in the 2002 fourth quarter, resulting in fourth-quarter 2002 net income of $27.8 million, or $.30 per share. This compares with net income of $32.6 million, or $.34 per share, for the fourth quarter of 2001. The 2002 fourth-quarter charge consisted of a provision for costs related to the closure of 10 manufacturing facilities, further employment reductions to appropriately size the



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


COOPER INDUSTRIES                                                        PAGE 2

Company's workforce to market conditions and the write-off of assets related to ongoing production rationalization activities. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142. Accordingly, goodwill has not been amortized since that date. If goodwill had not been amortized in the fourth quarter of 2001, comparable earnings would have been $.48 per share. In addition, Cooper's effective tax rate for the 2002 fourth quarter was 24 percent, reflecting the Company's May 22, 2002, reincorporation in Bermuda. After taking into consideration the tax benefit impact of the fourth-quarter 2002 nonrecurring charges, this resulted in a net benefit of approximately $.03 per share for the quarter.

         Cooper's net income for 2002 was $213.7 million, or $2.28 per share, compared with $231.3 million, or $2.44 per share, for 2001. If goodwill had not been amortized in 2001, comparable earnings would have been $2.97 per share. The approximate benefit of Cooper's reincorporation in Bermuda for all of 2002 was $.24 per share. Before nonrecurring charges, the Company's net income for 2002 was $243.5 million, or $2.60 per share. Comparable net income for 2001 before nonrecurring items was $255.8 million, or $2.69 per share.

         Cooper's annual 2002 revenues were $3.96 billion, compared with 2001 revenues of $4.21 billion. Annual 2002 operating earnings before nonrecurring charges were $393.8 million, compared with $475.2 million before nonrecurring items for 2001.

         Free cash flow for 2002 was $428 million, before dividends. This compares with free cash flow of $314 million for 2001. As a result, the Company's debt-to-total-capitalization ratio net of cash at December 31, 2002, was 36.2 percent, down significantly from 38.9 percent net of cash at December 31, 2001. During 2002, the Company repurchased approximately 2.8 million shares of common stock at an average price of $33.63 per share, bringing total shares outstanding to 91.7 million at year-end.

         "Cooper had a very solid performance in 2002," said H. John Riley, Jr., chairman, president and chief executive officer. "Persistent weakness in our important commercial construction and industrial markets, the resulting operational inefficiencies and marketplace pricing pressures all negatively impacted our performance for the year. Despite this, we produced respectable earnings and outstanding cash flow, allowing us to substantially improve our financial position, pay a very significant dividend to our shareholders and continue to fund key investments in our businesses.

         "Throughout 2002, we continued to size production capacity and adjust employment levels to prevailing market conditions, while concurrently investing in important commercial

COOPER INDUSTRIES                                                        PAGE 3

growth activities and new product development initiatives," said Riley. "We also launched broad-based programs to improve asset utilization and further reduce manufacturing costs. Likewise, we continued to aggressively move forward to enhance our global manufacturing and strategic sourcing footprint. We fully expect that all of these actions will have a substantial beneficial impact on our results when commercial activity increases."

                               ELECTRICAL PRODUCTS

         Revenues from the Electrical Products segment for the 2002 fourth quarter were $817.5 million, compared with $821.1 million for the same period last year. Segment operating earnings for the fourth quarter 2002 were $96.1 million, compared with $99.2 million for the same period last year, both before nonrecurring charges. Operating margins in the 2002 fourth quarter were 11.8 percent before nonrecurring charges, reflecting aggressive actions to reduce inventory levels, the impact of ongoing investments in strategic growth programs, and a $2.2 million write-off for receivables from a major electrical distributor that declared bankruptcy.

         Persistent weakness in commercial construction and industrial markets impacted sales of the Company's lighting, hazardous-duty and support systems products. The impact of these weak markets was partially offset by strong retail channel sales during the quarter, particularly for the Company's residential lighting and wiring devices products. Revenues of power systems products were lower than in the prior year due to lingering uncertainty within utility markets. A modest recovery in electronic markets led to an increase in sales of circuit-protection products, compared to the fourth-quarter of 2001. Fourth quarter sales of the Company's European lighting and security business grew as a result of continuing market share gains.

         Full-year 2002 revenues for the Electrical Products segment were $3.32 billion, compared with $3.49 billion in 2001. Operating earnings for 2002 were $400.6 million, compared with $437.0 million in 2001, both before nonrecurring charges.

                               TOOLS AND HARDWARE

         Fourth-quarter 2002 revenues in the Tools & Hardware segment were $167.5 million, compared with the 2001 fourth quarter's $168.5 million. Although 2002 fourth-quarter revenues improved from the prior quarter, the segment continues to be impacted by overall weak demand from U.S. industrial markets for hand and power tools.

COOPER INDUSTRIES                                                        PAGE 4

         Segment operating earnings in the 2002 fourth quarter totaled $10.6 million before nonrecurring charges, compared with $14.1 million for the same period last year. Operating margins were 6.3 percent before nonrecurring charges in the 2002 fourth quarter, as planned inventory reductions and investments to increase selling and marketing efforts continued throughout these businesses.

         Full-year Tools & Hardware revenues were $635.6 million in 2002, compared with $724.0 million for the prior year. Annual operating earnings for the Tools & Hardware segment were $27.3 million before nonrecurring charges in 2002, compared with $68.6 million in 2001.

                                     OUTLOOK

         "The strength of Cooper's global franchise enabled us to perform very well in 2002 in the face of a very tough market environment," continued Riley. "We intend to continue to capitalize on our solid business platform throughout 2003 to generate increased revenues and earnings and continued strong cash flow.

         "Our businesses and their brands hold leading positions in their respective markets. We will further penetrate these markets through unique marketing and sales initiatives like our Cooper Connection program and the addition of new and innovative products engineered and manufactured with superior quality for significantly lower cost. During 2003, we also will expand our Strategic Sourcing initiative and implement a Company-wide lean manufacturing system to strengthen our production platform and increase productivity. Additionally, we will launch a new broad-based 'Get Connected' initiative to electronically leverage and integrate throughout the Company the strengths inherent in each of our businesses.

         "Like most others who deal in the markets we serve, we do not anticipate any meaningful improvement in business conditions for the better part of 2003," said Riley. "That said, Cooper is competitively positioned today, and we expect that the strategic improvement programs and commercial initiatives that we are implementing will generate growth and earnings even if markets remain flat. As a result, we currently anticipate that Cooper's full-year 2003 earnings will be in a range of $2.85 to $3.05 per share."

         Cooper Industries, Ltd., with 2002 revenues of $4.0 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, the Company's administrative headquarters are in Houston, Texas. Cooper has more than 28,000 employees

COOPER INDUSTRIES                                                        PAGE 5

serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit www.cooperindustries.com.

         Comparisons of 2002 and 2001 fourth-quarter and full-year results appear on the following pages.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's earnings outlook and cost-reduction programs, including production rationalization activities and initiatives to improve inventory turns and further reduce manufacturing costs. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company's products; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) changes in the tax laws, tax treaties or tax regulations; 4) the timing and amount of share repurchases by the Company; and 5) the resolution of potential liability exposure resulting from Federal-Mogul Corporation's bankruptcy filing. Further information regarding these and other risk factors is set forth in Cooper's filings with the Securities and Exchange Commission, including Cooper's Annual Report on Form 10-K.

         Cooper will hold a conference call at 12:00 p.m. (Eastern) on January 23, 2003, to provide shareholders and other interested parties an overview of the Company's fourth-quarter and full-year performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 706-6239, or over the Internet through the Investor Center section of the Company's Internet site. International callers should dial (706) 679-0660. No confirmation code or pass code will be needed for the live briefing by telephone. Cooper suggests that listeners using the Internet option should access the Company's Internet site well in advance of the webcast to download and install any necessary audio software.

         A replay briefing will be available by telephone until 11:00 p.m. EST on January 29, 2003, and over the Internet through February 5, 2003. The telephone number to access the replay is (800) 642-1687, and the access code number is 7449863. International callers should dial (706) 645-9291.

                       CONSOLIDATED RESULTS OF OPERATIONS

                                                           Quarter Ended December 31,
                                                          ----------------------------
                                                             2002              2001
                                                          ----------        ----------
                                                         (in millions where applicable)
Revenues                                                  $    985.0        $    989.6

Cost of sales                                                  702.6             699.8
Selling and administrative expenses                            186.3             168.9
Goodwill amortization                                             --              15.3
                                                          ----------        ----------
Operating earnings before nonrecurring charges                  96.1             105.6

Nonrecurring charges                                            39.1              74.1
Interest expense                                                20.6              18.4
                                                          ----------        ----------

       Continuing Income Before Income Taxes                    36.4              13.1
Income tax expense (benefit)                                     8.6             (49.5)
                                                          ----------        ----------
       Continuing Income                                        27.8              62.6
Discontinued operations, net of tax                               --             (30.0)
                                                          ----------        ----------
       Net Income                                         $     27.8        $     32.6
                                                          ==========        ==========

Net Income Per Common Share:
       Basic
          Continuing Operations                           $      .30        $      .67
          Discontinued Operations                                 --              (.32)
                                                          ----------        ----------
          Net Income                                      $      .30        $      .35
                                                          ==========        ==========

       Diluted(1)
          Continuing Operations                           $      .30        $      .66
          Discontinued Operations                                 --              (.32)
                                                          ----------        ----------
          Net Income                                      $      .30        $      .34
                                                          ==========        ==========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                          92.3 MILLION      94.0 million
         Diluted                                        92.5 MILLION      94.7 million

                             PERCENTAGE OF REVENUES

                                                         Quarter Ended December 31,
                                                         --------------------------
                                                           2002              2001
                                                         --------          --------
Revenues                                                     100.0%         100.0%
Cost of sales                                                 71.3%          70.7%
Selling and administrative expenses                           18.9%          17.1%
Operating earnings before nonrecurring charges                 9.8%          10.7%
Continuing Income Before Income Taxes                          3.7%           1.3%
Continuing Income                                              2.8%           6.3%

(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. Excluding goodwill amortization of $12.7 million, net of tax, diluted income per common share for the quarter ended December 31, 2001, would increase $.14.



                      (Additional information on next page)
                                    - more -
                                        6

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31

                               SEGMENT INFORMATION

                                                          Quarter Ended December 31,
                                                          --------------------------
                                                             2002            2001
                                                          ----------      ----------
                                                                 (in millions)
Revenues:
   Electrical Products                                    $    817.5      $    821.1
   Tools & Hardware                                            167.5           168.5
                                                          ----------      ----------
       Total                                              $    985.0      $    989.6
                                                          ==========      ==========


Segment Operating Earnings(1)
Without Nonrecurring Charges:
   Electrical Products                                    $     96.1      $     99.2
   Tools & Hardware                                             10.6            14.1
                                                          ----------      ----------
       Total                                                   106.7           113.3

Segment Nonrecurring Charges:
   Electrical Products                                          24.0            24.0
   Tools & Hardware                                             12.7              --
                                                          ----------      ----------
       Total                                                    36.7            24.0
                                                          ----------      ----------

Segment Operating Earnings (Loss)
With Nonrecurring Charges:
   Electrical Products                                          72.1            75.2
   Tools & Hardware                                             (2.1)           14.1
                                                          ----------      ----------
       Total segment operating earnings                         70.0            89.3

General Corporate nonrecurring charges                           2.4            50.1
General Corporate expense                                       10.6             7.7
Interest expense                                                20.6            18.4
                                                          ----------      ----------
Continuing income
   before income taxes                                    $     36.4      $     13.1
                                                          ==========      ==========

                                                          Quarter Ended December 31,
                                                          --------------------------
                                                             2002            2001
                                                          ----------      ----------
Return on Sales:(2)
   Electrical Products                                          11.8%           12.1%
   Tools & Hardware                                              6.3%            8.4%
       Total Segments                                           10.8%           11.4%

                      (Additional information on next page)

(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. For the quarter ended December 31, 2001, goodwill amortization for Electrical Products and Tools & Hardware was $13.1 million and $2.2 million, respectively.

(2)      Before Nonrecurring Charges.



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                                        7

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31


                                                                                    Net Income Per
                                                      Net Income                 Diluted Common Share
                                              --------------------------      --------------------------
                                                 2002            2001            2002            2001
                                              ----------      ----------      ----------      ----------
                                                          (in millions where applicable)
Continuing operations before
     nonrecurring charges and
     tax adjustment                           $     57.6      $     57.1      $      .62      $      .60
Nonrecurring charges                               (29.8)          (44.5)           (.32)           (.47)
Tax reserve adjustment                                --            50.0              --             .53
                                              ----------      ----------      ----------      ----------
                                                    27.8            62.6             .30             .66

   Discontinued operations                            --           (30.0)             --            (.32)
                                              ----------      ----------      ----------      ----------
Net Income                                    $     27.8      $     32.6      $      .30      $      .34
                                              ==========      ==========      ==========      ==========



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                                        8

                       CONSOLIDATED RESULTS OF OPERATIONS

                                                                Twelve Months Ended December 31,
                                                                --------------------------------
                                                                   2002                  2001
                                                                ----------            ----------
                                                                 (in millions where applicable)
Revenues                                                        $  3,960.5           $  4,209.5

Cost of sales                                                      2,830.9              2,943.9
Selling and administrative expenses                                  735.8                729.7
Goodwill amortization                                                   --                 60.7
                                                                ----------           ----------
Operating earnings before nonrecurring charges                       393.8                475.2

Nonrecurring charges                                                  39.1                 74.1
Interest expense                                                      74.5                 84.7
                                                                ----------           ----------

       Continuing Income Before Income Taxes                         280.2                316.4
Income taxes                                                          66.5                 55.1
                                                                ----------           ----------
       Continuing Income                                             213.7                261.3
Discontinued operations, net of tax                                     --                (30.0)
                                                                ----------           ----------
       Net Income                                               $    213.7           $    231.3
                                                                ==========           ==========


Net Income Per Common Share:
       Basic
          Continuing Operations                                 $     2.29           $     2.78
          Discontinued Operations                                       --                 (.32)
                                                                ----------           ----------
          Net Income                                            $     2.29           $     2.46
                                                                ==========           ==========
Diluted(1)
          Continuing Operations                                 $     2.28           $     2.75
          Discontinued Operations                                       --                 (.31)
                                                                ----------           ----------
          Net Income                                            $     2.28           $     2.44
                                                                ==========           ==========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                                93.2 MILLION         94.0 million
         Diluted                                              93.7 MILLION         94.9 million

                             PERCENTAGE OF REVENUES

                                                                Twelve Months Ended December 31,
                                                                --------------------------------
                                                                   2002                  2001
                                                                ----------            ----------
Revenues                                                          100.0%                100.0%
Cost of sales                                                      71.5%                 69.9%
Selling and administrative expenses                                18.6%                 17.3%
Operating earnings before nonrecurring charges                      9.9%                 11.3%
Continuing Income Before Income Taxes                               7.1%                  7.5%
Continuing Income                                                   5.4%                  6.2%


(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. Excluding goodwill amortization of $50.4 million, net of tax, diluted income per common share for the twelve months ended December 31, 2001, would increase $.53.



                      (Additional information on next page)
                                    - more -
                                        9

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31

                               SEGMENT INFORMATION

                                                              Twelve Months Ended December 31,
                                                              --------------------------------
                                                                 2002                   2001
                                                              ----------            ----------
                                                                       (in millions)

Revenues:
   Electrical Products                                        $  3,324.9            $  3,485.5
   Tools & Hardware                                                635.6                 724.0
                                                              ----------            ----------
       Total                                                  $  3,960.5            $  4,209.5
                                                              ==========            ==========


Segment Operating Earnings(1)
Without Nonrecurring Charges:
   Electrical Products                                        $    400.6            $    437.0
   Tools & Hardware                                                 27.3                  68.6
                                                              ----------            ----------
       Total                                                       427.9                 505.6

Segment Nonrecurring Charges:
   Electrical Products                                              24.0                  24.0
   Tools & Hardware                                                 12.7                    --
                                                              ----------            ----------
       Total                                                        36.7                  24.0
                                                              ----------            ----------

Segment Operating Earnings
With Nonrecurring Charges:
   Electrical Products                                             376.6                 413.0
   Tools & Hardware                                                 14.6                  68.6
                                                              ----------            ----------
       Total segment operating earnings                            391.2                 481.6

General Corporate nonrecurring charges                               2.4                  50.1
General Corporate expense                                           34.1                  30.4
Interest expense                                                    74.5                  84.7
                                                              ----------            ----------
Continuing income
  before income taxes                                         $    280.2            $    316.4
                                                              ==========            ==========


                                                              Twelve Months Ended December 31,
                                                              --------------------------------
                                                                 2002                 2001
                                                              ----------            ----------
Return on Sales:(2)
   Electrical Products                                          12.0%                12.5%
   Tools & Hardware                                              4.3%                 9.5%
       Total Segments                                           10.8%                12.0%

                      (Additional information on next page)


(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. For the twelve months ended December 31, 2001, goodwill amortization for Electrical Products and Tools & Hardware was $51.5 million and $9.2 million, respectively.

(2)      Before Nonrecurring Charges.



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                                       10

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31

                                                                                    Net Income Per
                                                      Net Income                 Diluted Common Share
                                               --------------------------      --------------------------
                                                  2002           2001            2002             2001
                                               ----------      ----------      ----------      ----------
                                                              (in millions where applicable)
Continuing operations before
     nonrecurring charges and
     tax adjustment                            $    243.5      $    255.8      $     2.60      $     2.69
Nonrecurring charges                                (29.8)          (44.5)           (.32)           (.47)
Tax reserve adjustment                                 --            50.0              --             .53
                                               ----------      ----------      ----------      ----------
                                                    213.7           261.3            2.28            2.75

   Discontinued operations                             --           (30.0)             --            (.31)
                                               ----------      ----------      ----------      ----------

Net Income                                     $    213.7      $    231.3      $     2.28      $     2.44
                                               ==========      ==========      ==========      ==========



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                                       11

                           CONSOLIDATED BALANCE SHEETS
                                  (PRELIMINARY)


                                                                         December 31,
                                                                   --------------------------
                                                                      2002             2001
                                                                   ----------      ----------
                                         ASSETS                          (in millions)
Cash and cash equivalents                                          $    302.0      $     11.5
Receivables                                                             706.7           777.1
Inventories                                                             580.5           670.9
Deferred income taxes and other current assets                           99.8           191.7
                                                                   ----------      ----------
         Total current assets                                         1,689.0         1,651.2
                                                                   ----------      ----------
Property, plant and equipment, less accumulated depreciation            750.2           826.8
Goodwill                                                              1,996.2         1,958.7
Deferred income taxes and other noncurrent assets                       252.5           174.7
                                                                   ----------      ----------
         Total assets                                              $  4,687.9      $  4,611.4
                                                                   ==========      ==========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term debt                                                    $      4.1      $    132.9
Accounts payable                                                        312.2           401.4
Accrued liabilities                                                     489.4           510.9
Current maturities of long-term debt                                    153.8            60.9
                                                                   ----------      ----------
         Total current liabilities                                      959.5         1,106.1
                                                                   ----------      ----------
Long-term debt                                                        1,280.7         1,107.0
Postretirement benefits other than pensions                             189.1           196.7
Other long-term liabilities                                             256.2           178.4
                                                                   ----------      ----------
         Total liabilities                                            2,685.5         2,588.2
                                                                   ----------      ----------
Common stock, $.01 and $5.00 par value                                    0.9           615.0
   at December 31, 2002 and 2001, respectively
Capital in excess of par value                                          422.7           646.0
Retained earnings                                                     1,744.2         2,325.0
Common stock held in treasury, at cost                                     --        (1,435.0)
Accumulated other nonowner changes in equity                           (165.4)         (127.8)
                                                                   ----------      ----------
         Total shareholders' equity                                   2,002.4         2,023.2
                                                                   ----------      ----------

         Total liabilities and shareholders' equity                $  4,687.9      $  4,611.4
                                                                   ==========      ==========



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                                       12

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (PRELIMINARY)


                                                                                            Twelve Months Ended
                                                                                                December 31,
                                                                                         --------------------------
                                                                                            2002             2001
                                                                                         ----------      ----------
                                                                                                (in millions)

Cash flows from operating activities:
   Net income                                                                            $    213.7      $    231.3
   Plus: charge related to discontinued operations                                               --            30.0
                                                                                         ----------      ----------
   Income from continuing operations                                                          213.7           261.3
   Adjustments to reconcile to net cash provided by
       operating activities:
     Depreciation and amortization                                                            121.7           186.4
     Deferred income taxes                                                                      3.7           (35.1)
     Nonrecurring charge payments                                                             (22.9)          (14.4)
     Changes in assets and liabilities: (1)
       Receivables                                                                             81.8            43.1
       Inventories                                                                             89.4            17.3
       Accounts payable and accrued liabilities                                               (76.2)          (17.1)
       Other assets and liabilities, net                                                       68.6           (19.1)
                                                                                         ----------      ----------
         Net cash provided by operating activities                                            479.8           422.4
                                                                                         ----------      ----------

Cash flows from investing activities:
   Cash received from (paid for) acquired businesses                                           (1.1)            9.8
   Capital expenditures                                                                       (73.8)         (115.1)
   Proceeds from sales of property, plant and equipment and other                              22.0             6.7
                                                                                         ----------      ----------
         Net cash used in investing activities                                                (52.9)          (98.6)
                                                                                         ----------      ----------

Cash flows from financing activities:
   Proceeds from issuances of debt                                                            608.3           136.9
   Repayments of debt                                                                        (513.5)         (343.2)
   Debt issuance costs                                                                         (6.5)             --
   Dividends                                                                                 (129.7)         (131.3)
   Acquisition of treasury shares                                                             (37.9)          (42.0)
   Subsidiary purchase of parent shares                                                       (56.4)             --
   Activity under employee stock plans and other                                                3.2            41.0
                                                                                         ----------      ----------
         Net cash used in financing activities                                               (132.5)         (338.6)
                                                                                         ----------      ----------
Effect of exchange rate changes on cash and cash equivalents                                   (3.9)           (0.1)
                                                                                         ----------      ----------
Increase (decrease) in cash and cash equivalents                                              290.5           (14.9)
Cash and cash equivalents, beginning of year                                                   11.5            26.4
                                                                                         ----------      ----------
Cash and cash equivalents, end of year                                                   $    302.0      $     11.5
                                                                                         ==========      ==========

(1)      Net of the effects of acquisitions and translation.



                                       13
                                       End